SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2005 (March 30, 2005)

Knight Trading Group, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

525 Washington Boulevard, Jersey City, NJ 07310

(Former name, former address and former fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Establishment of Performance Criteria

The Company’s Executive Incentive Plan (the “EIP”) provides key employees with the opportunity to receive cash bonuses for 2005 upon the achievement of specified performance goals. On March 30, 2005, the 162(m) Sub-Committee of the Compensation Committee of the Board of Directors of the Company (“Committee”) determined that, except as set forth below, the performance goals to be used under the EIP for the named executive officers as well as certain other executive officers would be based upon the Company’s pre-tax income before certain investment income and the impact of non-operating charges and writedowns (“Adjusted Pre-Tax Income”). The Committee determined that the performance goals to be used under the EIP for Gregory Voetsch would be based upon the Company’s Adjusted Pre-Tax Income and institutional revenues.

Form of Equity Award Agreements

The Company is filing a copy of its current form of Non-Qualified Stock Option Agreement and Restricted Stock Award Agreement (the “Award Agreements”) to be used for grants under its 2003 Equity Incentive Plan. A copy of the Award Agreements are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits.

See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRADING GROUP INC.

Dated: April 4, 2005	By:	/s/ Andrew M. Greenstein
	Name:	Andrew M. Greenstein
	Title:	Director, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Non-Qualified Stock Option Agreement

10.2	Form of Restricted Stock Award Agreement

4